Fidelity Revere Street Trust

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

DECEMBER 13, 2000

Pursuant to notice duly given, a Special Meeting of Shareholders of

Fidelity Revere Street Trust

Fidelity Cash Central Fund

Fidelity Municipal Cash Central Fund

Fidelity Securities Lending Cash Central Fund

(the "Funds")

was held on December 13, 2000 at 8:45 a.m. at an office of the Trust, 82 Devonshire Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. Don Kirk, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the number of shares owned. Accordingly, each shareholder is entitled to one vote for each share of the Fund held on the record date for the meeting.

Ms. Capua reported that proxies representing 100.00% of the outstanding voting securities of the trust and 100.00% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated October 16, 2000

Proxy Statement dated October 16, 2000

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated October 16, 2000, be, and they hereby are, elected as Trustees of Fidelity Revere Street Trust.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountants of the Funds.

Ms. Capua reported that the proposal to ratify the selection of PwC as independent accountants of the Funds, as set forth in the Proxy Statement, received 29,665,911,034.71 affirmative votes of Fidelity Cash Central Fund, or 100.00% of the votes cast at the meeting; received 1,613,117,275.77 affirmative votes of Fidelity Municipal Cash Central Fund, or 100.00% of the votes cast at the meeting; and received 3,657,720,637.46 affirmative votes of and Fidelity Securities Lending Cash Central Fund, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountants of Fidelity Cash Central Fund, Fidelity Municipal Cash Central Fund, and Fidelity Securities Lending Cash Central Fund, as set forth in the Proxy Statement dated October 16, 2000, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

Ms. Capua reported that the proposal to authorize the Trustees to continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument received 34,936,748,947.94 affirmative votes, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Trust Instrument for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to applicable requirements of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Trust Instrument received 34,936,748,947.94 affirmative votes, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Trust Instrument, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for each of Fidelity Cash Central Fund and Fidelity Municipal Cash Central Fund that would allow FMR and the Trust, on behalf of each Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Funds, as set forth in the Proxy Statement, received 29,665,911,034.71 affirmative votes of Fidelity Cash Central Fund, or 100.00% of the votes cast at the meeting; and 1,613,117,275.77 affirmative votes of Fidelity Municipal Cash Central Fund, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Fidelity Cash Central Fund and Fidelity Municipal Cash Central Fund be, and they hereby are, approved, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Fidelity Municipal Cash Central Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy.

Ms. Capua reported that the proposal to eliminate Fidelity Municipal Cash Central Fund's fundamental 80% investment policy and to adopt a comparable non-fundamental policy, as set forth in the Proxy Statement, received 1,613,117,275.77 affirmative votes of Fidelity Municipal Cash Central Fund, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Municipal Cash Central Fund's fundamental 80% investment policy be, and it hereby is, eliminated and replaced with a non-fundamental policy, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each of Fidelity Cash Central Fund's and Fidelity Municipal Cash Central Fund's fundamental investment limitation concerning diversification to reflect changes in the regulatory restrictions applicable to money market funds.

Ms. Capua reported that the proposal to amend Fidelity Cash Central Fund's and Fidelity Municipal Cash Central Fund's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 29,665,911,034.71 affirmative votes of Fidelity Cash Central Fund, or 100.00% of the votes cast at the meeting; and 1,613,117,275.77 affirmative votes of Fidelity Municipal Cash Central Fund, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That each Fund's fundamental investment limitation concerning diversification be, and they hereby are, amended, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each of Fidelity Cash Central Fund's, Fidelity Municipal Cash Central Fund's, and Fidelity Securities Lending Cash Central Fund's fundamental investment objective concerning underwriting to clarify that each Fund is not prohibited from investing in other investment companies even, if as a result of such investment, each Fund is technically considered an underwriter under federal securities laws.

Ms. Capua reported that the proposal to amend Fidelity Cash Central Fund's, Fidelity Municipal Cash Central Fund's, and Fidelity Securities Lending Cash Central Fund's fundamental investment limitation concerning underwriting, as set forth in the Proxy Statement, received 29,665,911,034.71 affirmative votes of Fidelity Cash Central Fund, or 100.00% of the votes cast at the meeting; 1,613,117,275.77 affirmative votes of Fidelity Municipal Cash Central Fund, or 100.00% of the votes cast at the meeting; and 3,657,720,637.46 affirmative votes of Fidelity Securities Lending Cash Central Fund, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Cash Central Fund's, Fidelity Municipal Cash Central Fund's, and Fidelity Securities Lending Cash Central Fund's fundamental investment limitation concerning underwriting be, and they hereby are, modified, as set forth in the Proxy Statement dated October 16, 2000.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore